EXHIBIT 32.2

CERTIFICATION OF PRESIDENT OF MEDEX HEALTHCARE, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the quarterly report of Pacific Health Care Organization, Inc. (the “Company”) on Form 10-QSB for the three months ended March, 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Doug Hikawa, President of Medex HealthCare, Inc., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

    (1) the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

    (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2007	By:	/s/ Doug Hikawa
Doug Hikawa
Principal Executive Officer